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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan, the Molecular Simulations Incorporated 1988 Stock Option and Purchase Plan, the Molecular Simulations Incorporated 1996 Equity Incentive Plan, the Polygen Corporation 1986 Stock Option Plan, the Polygen Corporation 1986 Incentive Stock Option Plan (California), the Polygen Corporation 1986 Supplemental Stock Option Plan and the Polygen Corporation 1986 Supplemental Stock Option Plan (California), of our report dated January 27, 1998, except for
Note 13 as to which the date is February 4, 1998, with respect to the financial statements of Pharmacopeia, Inc. included in the Annual Report (Form 10-K/A-2) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


Princeton, New Jersey
June 12, 1998
                                                           /s/ Ernst & Young LLP
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